Exhibit 3.3


                                    BYLAWS

                                     OF

                                TELEGROUP, INC.

                               Table of Contents
                               -----------------

Article

I.     OFFICES

II.    SHAREHOLDERS

       Section
       1.     Annual Meeting
       2.     Special Meetings
       3.     Place of Shareholders' Meeting
       4.     Notice of Meeting
       5.     Closing of Transfer Books or Fixing of Record Date
       6.     Voting Lists
       7.     Quorum
       8.     Proxies
       9.     Voting of Shares
       10.     Voting of Shares by Certain Holders
       11.     Informal Action by Shareholders
       12.     Voting by Ballot
       13.     Order of Business of Business

III.   BOARD OF DIRECTORS

       Section
       1.     General Powers
       2.     Number, Tenure and Qualifications
       3.     Regular Meetings
       4.     Special Meetings
       5.     Notice
       6.     Quorum
       7.     Manner of Acting
       8.     Vacancies
       9.     Compensation
       10.    Presumption of Assent
       11.    Informal Action by Directors
       12.    Committees
       13.    Resignation

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Article

IV.   OFFICERS

     Section
     1.     Number
     2.     Election and Term of Office
     3.     Removal
     4.     Vacancies
     5.     The President
     6.     The Vice-President
     7.     The Secretary
     8.     The Treasurer
     9.     Assistant Secretaries and Assistant Treasurers
     10.    Salaries

V.   EXECUTIVE COMMITTEE

     Section
     1.     Appointment
     2.     Authority
     3.     Tenure Qualifications
     4.     Meetings
     5.     Quorum
     6.     Action Without a Meeting
     7.     Vacancies
     8.     Resignations and Removal
     9.     Procedure

VI.  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section
     1.     Contracts
     2.     Loans
     3.     Checks, Drafts, etc.
     4.     Deposits

VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section
     1.     Certificates for Shares
     2.     Transfer of Shares

VIII. FISCAL YEAR

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Article

IX.     DIVIDENDS

X.      CORPORATE SEAL

XI.     VOTING OF SHARES OWNED BY CORPORATION

XII.    WAIVER OF NOTICE

XIII.   AMENDMENTS

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                         ARTICLE I. OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Fairfield, County of Jefferson. The corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

                       ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting.

The annual meeting of the shareholders shall be held on the second Wednesday in April in each year beginning with the year 1990, at the hour of 10:00 o'clock A.M., provided the Board of Directors may fix some other date which is within 30 days before or after said date and may fix some time other than said above time for such meeting, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a Sunday or other legal holiday in the state where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Shareholders' Meeting.

The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting of any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

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Section 4. Notice of Meeting.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to shareholders enticed to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder or at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date.

For the purpose of determining shareholders entitled to notice of, or to vote at any special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day before the first notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than 120 days in the future.

Section 6. Voting Lists.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the
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inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum.

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares.

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

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A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 11. Informal Action bv Shareholders.

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of 90 percent or more of the votes enticed to be cast with respect to the subject matter thereof, and such consent(s) are delivered to the corporation for inclusion in the corporate minutes or records. In the event consents are signed by less than all of the shareholders, and the law requires notice to be given to shareholders not entitled to vote, then notice shall be given to such shareholders at least 10 days prior to the proposed action.

Section 12. Voting by Ballot.

Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 13. Order of Business.

The order of business at all meetings of the shareholders, shall be as follows:

A.     Roll Call.
B.     Proof of Notice of Meeting or Waiver of Notice.
C.     Reading Minutes of Preceding Meeting
D.     Reports of Officers.
E.     Reports of Committees.
F.     Election of Directors.
G.     Unfinished Business.
H.     New Business.


                      ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers.

The business and affairs of the corporation shall be managed by its Board of Directors.

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Section 2. Number, Tenure and Qualifications.

The number of directors of the corporation shall be not less than one nor more than five. Each Director shall hold office until the next annual meeting of shareholders, or until a next special meeting of shareholders to elect directors, and until his successor shall have been elected and qualified, unless removed at a meeting called expressly for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. Directors need not be residents of the State of Iowa or shareholders of the corporation.

Section 3. Regular Meetings.

A regular meeting of the Board of Directors shall be held without other notice than this by law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the President or any one Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice

Notice of the date, time and place of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram or telecopier. If mailed, such notice shall be deemed to be delivered five days after its deposit in the United States mail, so addressed, postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when received. If notice is given by telecopier, such notice shall be deemed to be delivered when the telecopy is received. Oral notice is effective when communicated, if communicated in a comprehensible manner. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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Section 6. Quorum.

A majority of the number of Directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting.

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director shall be considered present at a meeting of the Board of Directors or a committee designated by the Board of Directors if he participates in such meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting may simultaneously hear each other during the meeting.

Section 8. Vacancies.

Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. A Director so elected shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship.

Section 9. Compensation.

By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Presumption of Assent.

A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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Section 11. Informal Action bv Directors.

Any action required to be taken at a meeting of Directors, or any action which may be taken at a meeting of Directors or a committee of Directors, may be taken without a meeting if one or more consents in writing setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be, and such consent(s) are delivered to the corporation for inclusion in the corporate minutes or records.

Section 12. Committees.

The Board of Directors from time to time by Resolution adopted by a majority of the full Board of Directors may appoint from its members a committee or committees, temporary or permanent, and, to the extent permitted by law and these bylaws, may designate the duties, powers and authorities of such committee.

Section 13. Resignation.

A director may resign at any time by giving written notice to the Board, the President, or the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

                           ARTICLE IV. OFFICERS

Section 1. Number.

The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office.

The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

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Section 3. Removal.

Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board.

The Chairman of the Board shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, and in conjunction with the President, shall in general supervise and control all of the business and affairs of the Corporation. The Chairman of the Board shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. President.

The President shall be the principal operational officer of the corporation and, subject to the control of the Board of Directors, and in conjunction with the Chairman of the Board, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certficates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

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Section 7. The Vice-President.

In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-President in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. The Secretary.

The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if said corporation has a seal, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) authenticate records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(g) have general charge of the stock transfer books of the corporation; and
(h) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. The Treasurer.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and
(b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President cardficates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if
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required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 11. Salaries.

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                       ARTICLE V. EXECUTIVE COMMITTEE

Section 1. Appointment.

The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority.

The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, authorizing distributions, adopting a plan of merger or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, filling vacancies on the Board of Directors or any of its committees, amending the bylaws of the corporation, authorizing reacquisition of shares (except according to a formula or method prescribed by the Board of Directors), or authorizing the issuance or sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares (except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors).

Section 3. Tenure and Qualifications.

Subject to the provisions of Section 8 of this Article, each member of the executive committee shall hold office until the next regular meeting of the Board of Directors following his designation.

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Section 4. Meetings.

Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than two days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered 5 days after deposit in the United States mail addressed to each member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum.

A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting.

Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies.

Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8. Resignations and Removal.

Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure.

The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

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           ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts. Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

           ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares.

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president or vice-president and by the secretary or an assistant secretary and if the corporation has a corporate seal, sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the form certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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Section 2. Transfer of Shares.

Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation. In any event, the transferor shall surrender for cancellation the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                      ARTICLE VIII. FISCAL YEAR

The fiscal year of the corporation shall be as fixed by the Board of Directors.

                        ARTICLE IX. DIVIDENDS

The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

                      ARTICLE X. CORPORATE SEAL

The Board of Directors may provide a corporate seal, which, if provided for shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".

            ARTICLE XI. VOTING OF SHARES OWNED BY CORPORATION

Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of such other corporation by the president of the corporation if he be present, or in his absence by any vice-president of the corporation who may be present. Whenever, in the judgment of the president, or in his absence, of any vice-president, it is desirable for the corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the president or one of the vice-presidents of the corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation.

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                    ARTICLE XII. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                      ARTICLE XIII. AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the corporation's shareholders or by the Board of Directors (unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors shall not amend or repeal that bylaw) at any regular or special meeting.

Submitted and adopted by resolution of the Board of Directors effective as of the 21st day of November, 1989.


                                   ____________________________
                                   Clifford Rees, Secretary